EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-140727, Nos. 333-101024 and 333-135948) and on Form S-3 (No.333-133202) of Jennifer Convertibles, Inc. of our report dated November 16, 2007, with respect to the consolidated financial statements and schedule of Jennifer Convertibles, Inc. included in this Annual Report (Form 10-K) for the year ended August 25, 2007.

New York, New York
November 16, 2007